UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): October 27, 2014

Garmin Ltd.

Garmin International, Inc. Retirement Plan

(Exact name of registrant as specified in its charter)

Switzerland	0-31983	98-0229227
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

Mühlentalstrasse 2

8200 Schaffhausen

Switzerland

(Address of principal executive offices)

Registrant’s telephone number, including area code: +41 52 630 1600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(b) On October 27, 2014, the Garmin International, Inc. Retirement Plan (the “Plan”), which is a defined contribution plan available to full-time employees of Garmin International, Inc., a wholly owned subsidiary of Garmin Ltd., and other subsidiaries of Garmin Ltd. located in the United States, appointed RubinBrown LLP as the Plan’s independent auditor for the Plan’s fiscal year ending December 31, 2014, subject to completion of RubinBrown LLP’s standard client acceptance procedures. Garmin Ltd.’s audit committee has approved the appointment of RubinBrown LLP.

During the Plan’s two most recent fiscal years, and any subsequent interim period prior to engaging RubinBrown LLP, neither the Plan nor anyone acting on its behalf consulted RubinBrown LLP regarding (1) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Plan’s financial statements, or (2) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) and related instructions of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARMIN INTERNATIONAL, INC. RETIREMENT PLAN

Date: October 30, 2014	/s/ Douglas G. Boessen
Douglas G. Boessen
Chief Financial Officer
Garmin International, Inc.

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